Full Year and Fourth Quarter 2013 Financial and Operating Results February 27, 2014

Special Note Regarding Forward-Looking Information In addition to historical information, this presentation contains "forward-looking" statements that reflect management's expectations for the future. The forward-looking statements contained in this presentation include, without limitation, statements relating to GAIN Capital's expectations regarding the opportunities and strengths of the combined company created by the combination of GAIN and GFT, anticipated cost and revenue synergies as well as expected growth in financial and operating metrics, the strategic rationale for the business combination, including expectations regarding product offerings, growth opportunities, value creation, and financial strength. A variety of important factors could cause results to differ materially from such statements. These factors include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, including changes in regulation of futures companies, errors or malfunctions in our systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, including the successful integration of GFT, our ability to effectively compete in the OTC products and futures industries, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital's views as of the date of this presentation. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law. 2

Full Year Highlights • Successful acquisition of GFT significantly increased GAIN’s product offering and scale with operating synergies target on track • Revenue diversification goals ongoing with commission- based business representing 22% of total revenue • Larger customer base and improved market conditions drive higher customer trading metrics • FY 2013 GAAP diluted EPS of $0.79 • FY 2013 Adjusted diluted EPS(1) of $0.85 (1) Adjusted EPS is a non-GAAP financial measure that represents net income per share excluding the impact of restructuring expenses and other non-recurring costs. 3

FY 2013 and 4th Quarter 2013 Financial Results • Full Year 2013 • Net revenue of $266.4 million • Adjusted EBITDA(1) of $61.0 million • Net income of $31.3 million • EPS (Diluted): $0.79 • Adjusted EPS (Diluted)(2): $0.85 • Q4 2013 • Net revenue of $83.0 million • Adjusted EBITDA(1) of $13.7 million • Net Income of $4.3 million • EPS (Diluted): $0.10 • Adjusted EPS (Diluted)(2): $0.13 (1) Adjusted EBITDA is a non-GAAP financial measure that represents our earnings before interest, taxes, depreciation, amortization, restructuring expenses and other non-recurring costs. A reconciliation of net income to adjusted EBITDA is available in the appendix to this presentation. (2) Adjusted EPS is a non-GAAP financial measure that represents net income per share excluding the impact of restructuring expenses and other non-recurring costs. A reconciliation of GAAP EPS to adjusted EPS is available in the appendix to this presentation. 4

FY 2013 and 4th Quarter 2013 Operating Results(1) • Full Year 2013 • Retail volume of $1.8 trillion, up 38% (ADV: $6.9 billion) • Institutional volume of $4.0 trillion, up 103% (ADV: $15.2 billion) • GTX volume of $3.8 trillion, up 96% (ADV: $14.7 billion) • Futures DARTs of 13,785 • Client assets of $739.3 million, up 66% • Q4 2013 • Retail volume of $508.0 billion, up 70% (ADV: $7.8 billion) • Institutional volume of $1,104.0 billion, up 105% (ADV: $17.0 billion) • GTX volume of $978.9 billion, up 82% (ADV: $15.1 billion) • Futures DARTs of 15,049, up 15% • Funded accounts of 133,056, up 56% (Comparisons are referenced to full year 2012 and Q4 2012, as appropriate) (1) Definitions for all our operating metrics are available in the appendix to this presentation. 5

Market Conditions • FY 2013 currency volatility levels still well below historical 5-year average Source: JP Morgan G7 Volatility Index 6

Retail OTC • Increased year-over-year client engagement • FY 2013 retail volume of $1.8 trillion, up 38% over FY 2012 • Continued growth in funded accounts with over 133,000 • Partner-based business now represents 48%(1) of retail trading volume compared to 40% in FY 2012 • Pipeline for new partners remains active • Broader product offering following the acquisition of GFT creates more opportunities for clients to trade in varying market conditions • Retail OTC client assets continue to grow with ~$595mm of retail OTC assets as of December 31, 2013 Note: Definitions for all our operating metrics are available in the appendix to this presentation. (1) Assumes GFT acquisition closed January 1, 2013. 7

Commission-Based Business • Commission-based businesses delivered $60.8mm of revenue in FY 2013 • Represented 22% total revenue • GTX • Continuing to expand market share • 14% compounded quarterly ADV growth since Q3 2011 • Sales Trader • 18% growth in accounts since closing of GFT transaction • Futures • Client assets up 23% year-over-year to $144mm • Several opportunities for further consolidation in retail futures industry 8 $5.9 $7.2 $6.8 $7.7 $8.2 $13.9 $16.4 $13.5 $15.1 Q4 11 Q1 12 Q2 12 Q3 12 Q4 12 Q1 13 Q2 13 Q3 13 Q4 13 GTX Average Daily Volume

FY 2013 and 4th Quarter 2013 Financial Results Note: Dollars in millions. (1) Reconciliation of net income to adjusted EBITDA is available in the appendix to this presentation. (2) Reconciliation of net income to adjusted net income is available in the appendix to this presentation. 9 $32.4 $83.0 $151.4 $266.4 ($4.9) $13.7 $11.1 $61.0 ($50.0) $0.0 $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 Q4 2012 Q4 2013 FY 2012 FY 2013 Net Revenue & Adjusted EBITDA(1) Net Revenue Adjusted EBITDA ($3.8) $4.3 $2.6 $31.3 $5.5 $4.0 $33.8 ($10.0) ($5.0) $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 Q4 2012 Q4 3 FY 2012 FY 2013 Net Income & Adjusted Net Income(2) Net Income Adjusted Net Income $39.8 $78.0 $150.3 $223.3 $0 $50 $100 $150 $200 25 Q4 2012 Q4 2013 FY 2012 FY 2013 Total Expenses Comp & Benefits Marketing Trading All Other $81 $77 $119 $112 $98 $110 $0 $20 $40 $60 $80 $100 $120 $140 4 11 1Q 12 2Q 12 Q 12 4Q 12 1Q 13 2Q 13 3Q 13 4Q 13 Retail Trading Revenue per Million Quarterly Last 12 Months

Return of Capital • Return of capital to shareholders • $0.05 per share quarterly dividend approved • Share repurchase • Repurchased 712,430 shares during the quarter • Program remains in place and will continue to be opportunistic 10

M&A: Key Driver to Growth • GAIN has a history of successful M&A • GFT (September 2013) • GFT US Customer Assets (December 2012) • Acquisition of Open E Cry (August 2012) • GAIN maintains significant capital levels to fund M&A strategy • Company recently issued an $80mm convertible note • Portion of the proceeds used to pay down existing note payable ($2mm discount) • Robust M&A pipeline with transactions in various stages of negotiation • Expect to announce several transactions over the next several months that will bolster existing products and expand breadth of offerings 11

2014 Focus • Reduce combined pre-acquisition expense base of GFT and GAIN by $35mm-$45mm by Q4 2014 • Grow commission-based business • Expand market share of GTX offering • Roll out GFT platform to all users to provide clients with more opportunities to trade in varying market conditions • Strategic M&A 12

Closing Remarks • FY 2013 results show GAIN’s ability to generate EBITDA and profit despite relatively low currency volatility • GTX continuing to penetrate the institutional market and diversifying GAIN’s revenue stream • Successful completion of GFT acquisition creating value through the revenue expansion and ongoing realization of operating synergies • Continue to be an active acquirer with several potential deals in the pipeline 13

14 Appendix

Consolidated Statements of Operations

	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012	Twelve Months Ended December 31, 2013	Twelve Months Ended December 31, 2012
Revenue				
Trading revenue	$ 61.4	$ 22.9	$ 205.1	$ 127.5
Commission revenue	23.0	7.8	60.8	21.4
Other revenue	(0.6)	1.6	1.1	2.3
Total non-interest revenue	83.8	32.3	267.0	151.2
Interest revenue	0.2	0.2	0.8	0.6
Interest expense	1.0	0.1	1.4	0.4
Total net interest revenue/(expense)	(0.8)	0.1	(0.6)	0.2
Net revenue	83.0	32.4	266.4	151.4
Expenses				
Employee compensation and benefits	22.1	12.0	67.1	47.5
Selling and marketing	6.4	6.9	22.3	27.0
Trading expenses and commissions	26.6	11.2	77.7	38.0
General & Administrative	10.1	5.1	26.9	20.1
Depreciation and amortization	2.6	1.7	7.8	4.9
Purchased intangible amortization	1.2	0.7	2.9	4.1
Communication and technology	4.8	2.1	11.3	7.7
Bad debt provision	0.3	0.1	1.5	0.4
Acquisition costs	0.3	-	1.8	-
Restructuring	1.2	-	1.6	0.6
Integration costs	1.9	-	1.9	-
Impairment on investment	0.5	-	0.5	-
Total	78.0	39.8	223.3	150.3
Operating income/(loss)	**5.0**	**(7.4)**	**43.1**	**1.1**
Gain on extinguishment of debt	2.0	-	2.0	-
Income before tax expense	**7.0**	**(7.4)**	**45.1**	**1.1**
Income tax expense/(benefit)	2.7	(3.6)	13.8	(1.5)
Net income/(loss)	**$ 4.3**	**$ (3.8)**	**$ 31.3**	**$ 2.6**
Earnings per common share:				
Basic	$0.11	($0.11)	$0.85	$0.08
Diluted	$0.10	($0.11)	$0.79	$0.07
Weighted averages common shares outstanding used in computing earnings per common share:				
Basic	39,492,413	35,081,311	36,551,246	34,940,800
Diluted	42,646,162	35,081,311	39,632,878	37,880,208

Note: Unaudited. Dollars in millions, except per share data.

GAIN CAPITAL 15

Consolidated Balance Sheet Note: Unaudited. Dollars in millions. 16 December 31, December 31, 2013 2012 ASSETS: Cash and cash equivalents 39.9$ 36.8$ Cash and securities held for customers 739.3 446.3 Short term investments 0.8 1.4 Receivables from banks and brokers 227.6 89.9 Property and equipment - net of accumulated depreciation 17.1 11.0 Prepaid assets 8.8 7.7 Goodwill 14.2 9.0 Intangible assets, net 34.8 9.9 Other assets 28.6 17.9 Total assets 1,111.1$ 629.9$ LIABILITIES AND SHAREHOLDERS' EQUITY: Payables to customer, brokers, dealers, FCM'S and other regulated entities 739.3$ 446.3$ Accrued compensation & benefits 13.0 6.1 Accrued expenses and other liabilities 55.3 12.5 Income tax payable 3.8 1.3 Loan payable 65.4 - Total l iabilities 876.8$ 466.2$ Shareholders' Equity 234.3$ 163.7$ 1115.5 629.9 Total l iabilities and shareholders' equity 1,111.1$ 629.9$

Current Liquidity Note: Dollars in millions. (1) Reflects cash that would be received upon the liquidation of short term investments. (2) Reflects cash that would be received from brokers following the close-out of all open positions. (3) The note payable on the balance sheet incorporates the unamortized discount at Dec 31, 2013. (4) Excludes current liabilities of $76.9mm and $19.9mm as of December 31, 2013 and December 31, 2012, respectively, and capital charges associated with open positions. Free cash available is a non-GAAP financial measure. 17 As of 12/31/13 12/31/12 Cash and cash equivalents $39.9 $36.8 Cash and securities held for customers 739.3 446.3 Short term investments(1) 0.8 1.4 Receivables from banks and brokers(2) 227.6 89.9 Total Operating Cash $1,007.6 $574.4 Less: Cash and securities held for customers (739.3) (446.3) Free Operating Cash $268.3 $128.1 Less: Minimum regulatory capital requirements (84.1) (45.6) Less: Loan payable(3) (80.0) - Free Cash Available (4) $104.2 $82.5

FY 2013 and Q4 2013 Financial Summary Note: Dollars in millions, except per share data. (1) See page 19 for a reconciliation of GAAP net income to adjusted EBITDA. (2) See page 21 for a reconciliation of GAAP EPS to adjusted EPS. (3) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenue (ex. interest expense). 18 3 Months Ended Dec. 31, 12 Months Ended Dec. 31, '13 v '12 % Change 2013 2012 2013 2012 Q4 12 Months Net Revenue $83.0 $32.4 $266.4 $151.4 156% 76% Interest Expense 1.0 0.1 1.4 0.4 900% 250% Net Revenue (ex. Interest Expense) $84.0 $32.5 $267.8 $151.8 158% 76% Operating Expenses 70.3 37.4 206.8 140.7 88% 47% Adjusted EBITDA(1) $13.7 ($4.9) $61.0 $11.1 (380%) 450% Net Income $4.3 ($3.8) $31.3 $2.6 (213%) 1104% Adjusted EPS (Diluted)(2) $0.13 ($0.11) $0.85 $0.11 (218%) 673% EPS (Diluted) $0.10 ($0.11) $0.79 $0.07 (191%) 1029% Adjusted EBITDA Margin %(1)(3) 16% (15%) 23% 7% 31 pts 15 pts Net Income Margin % 5% (12%) 12% 2% 17 pts 10 pts

Adjusted EBITDA & Margin Reconciliation Note: Dollars in millions. (1) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenue. 19 3 Months Ended Dec. 31, 12 Months Ended Dec. 31, 2013 2012 2013 2012 Net Revenue 83.0$ 32.4$ 266.4$ 151.4$ Interest Expense 1.0 0.1 1.4 0.4 Net Revenue (ex. Interest Expense) 84.0$ 32.5$ 267.8$ 151.8$ Net income 4.3$ (3.8)$ 31.3$ 2.6$ Depreciation & amortization 2.6 1.7 7.8 4.9 Purchase intangible amortization 1.2 0.7 2.9 4.1 Interest expense 1.0 0.1 1.4 0.4 Income tax expense/(benefit) 2.7 (3.6) 13.8 (1.5) Restructuring 1.2 - 1.6 0.6 Other non-recurring items 0.7 - 2.2 - Adjusted EBITDA 13.7$ (4 .9)$ 61.0$ 11.1$ Adjusted EBITDA Margin % (1) 16% (15%) 23% 7%

Adjusted Net Income Reconciliation Note: Dollars in millions. 20 3 Months Ended Dec. 31, 12 Months Ended Dec. 31, 2013 2012 2013 2012 Net Income 4.3$ (3.8)$ 31.3$ 2.6$ Restructuring, net of tax 0.7 - 1.1 1.4 Other non-recurring items, net of tax 0.5 - 1.4 - Adjusted Net Income 5.5$ (3.8)$ 33.8$ 4.0$ Adjusted Earnings per Common Share:

Adjusted EPS Reconciliation 21 2013 2012 2013 2012 GAAP Earnings per Share (Diluted) 0.10$ (0.11)$ 0.79$ 0.07$ Restructuring & Other non-recurring items 0.03 - 0.06 0.04 Adjusted Earnings per Share (Diluted) 0.13$ (0.11)$ 0.85$ 0.11$

Operating Metrics(1) (1) Definitions for all our operating metrics are available on page 23. 22 (Volume in billions; assets in millions) 3 Months Ended, Dec-12 Mar-13 Jun-13 Sep-13 Dec-13 Retail OTC Trading Volume $298.8 $431.8 $462.1 $394.8 $508.0 Average Daily Volume $4.5 $6.7 $7.1 $6.0 $7.8 Active OTC Accounts 60,219 62,606 64,144 105,536 98,696 Futures DARTs 12,836 13,238 14,382 12,483 15,049 Funded Accounts 85,099 100,020 96,977 131,068 133,056 Customer Assets $446.3 $456.9 $476.8 $684.1 $739.3 Institutional Total Institutional Volume $538.4 $889.9 $1,065.8 $901.3 $1,104.0 Average Daily Volume $8.2 $13.9 $16.4 $13.7 $17.0 GTX Volume $538.4 $889.9 $1,065.8 $889.7 $978.9 Average Daily GTX Volume $8.2 $13.9 $16.4 $13.5 $15.1

Definition of Metrics • Funded Accounts • Retail accounts who maintain a cash balance • Active OTC Accounts • Retail accounts who executed a transaction during a given period • Trading Volume • Represents the U.S. dollar equivalent of notional amounts traded • Futures DARTs • Represents the average daily trades transacted by OEC customers • Customer Assets • Represents amounts due to clients, including customer deposits and unrealized gains or losses arising from open positions 23

Full Year and Fourth Quarter 2013 Financial and Operating Results February 27, 2014